UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2013

AMERICAN FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 579-2121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2013, James E. Evans, Senior Vice President and Executive Counsel of American Financial Group, Inc. (the “Registrant”), announced that, effective January 1, 2014, he would transition from his current role as an officer and employee of the Registrant to that of executive consultant.  Mr. Evans will remain as a member of the Board of Directors of the Registrant.

In connection with the transition, the Registrant and Mr. Evans have agreed to a three-year consulting arrangement.  Under the arrangement, Mr. Evans will receive a consulting fee of $350,000 annually.  Mr. Evans will also receive compensation for his continued service as a director in accordance with the Company’s compensation policies for non-employee directors, which are described under the heading “Executive Compensation - Director Compensation” in the Company’s proxy statement filed with the Securities and Exchange Commission on April 8, 2013.  If Mr. Evans is not re-elected to the Board for any year(s) during the consulting period, Mr. Evans’ consulting fees will increase by $160,000, payable proportionately, during the affected year(s).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 21, 2013	AMERICAN FINANCIAL GROUP, INC. By: /s/ Karl J. Grafe Karl J. Grafe Vice President